                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A


                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

                          ----------------------------

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) January 15, 1998

                             CRAGAR INDUSTRIES, INC.
             (Exact Name of registrant as specified in its charter)

         DELAWARE                     1-12559                    86-0721001
(State or other jurisdiction        (Commission                (IRS Employer
of incorporation)                   File Number)             Identification No.)

                             4636 NORTH 43RD AVENUE
                             PHOENIX, ARIZONA 85031
                                 (602) 247-1300
              (Address, including zip code, and telephone number,
                   including area code of principal executive
                                    offices)

                          -----------------------------

ITEM 5.  OTHER EVENTS.

         On January 23, 1998, the Company raised $2.0 million from a private placement of 20,000 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") and related Warrants. The private placement was made to a group of accredited investors in reliance on the exemptions from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933, and included the conversion of $900,000 of existing debt into equity. The Company estimates the net proceeds of the offering, after expenses, to be approximately $1,970,000. The purpose of the private placement was to raise additional capital in order to meet the minimum maintenance requirements for continued listing on Nasdaq and the Boston Stock Exchange. The Company's capital and surplus and shareholders' equity had fallen below the minimums required by Nasdaq and the Boston Stock Exchange primarily as a result of the establishment of an allowance for bad debt arising from the bankruptcy of the Company's primary customer. With the proceeds from the private placement, the Company exceeds the minimum requirements for continued listing on Nasdaq and the Boston Stock Exchange. There can be no assurance, however, that the Company will continue to meet these minimum requirements. If the Company fails to meet such requirements in the future, the Company's securities could be delisted from Nasdaq and the Boston Stock Exchange, which likely would have a material adverse effect on the market value of the Company's securities.

         The Series A Convertible Preferred Stock is subject to the terms and conditions of the Certificate of Designation and the Series A Convertible Preferred Stock Purchase Agreement (the "Stock Purchase Agreement"), forms of which are attached hereto as Exhibits 3.1 and 4.1, respectively. The Warrants are subject to the terms and conditions of the form of Warrant attached hereto as Exhibit 4.2. Pursuant to Section 5.11 of the Stock Purchase Agreement, the Company has agreed to prepare and file with the Securities and Exchange Commission within 120 days of the closing date a registration statement covering the resale of the shares of Common Stock issuable pursuant to the terms of the Series A Preferred Stock.

         Holders of Series A Preferred Stock are entitled to receive cumulative dividends equal to 7% per annum on the Stated Value of the Series A Preferred Stock ($100 per share). Dividends are payable in arrears at the Company's option in either (i) cash or (ii) additional shares of Series A Preferred Stock, the number of which will be determined by dividing the aggregate cash value of such dividends payable by the Stated Value on the day immediately prior to the date the holder of any shares of Series A Preferred Stock converts those shares to shares of Common Stock. Dividends on the Series A Preferred Stock will accrue monthly commencing on the issuance date of such shares. Dividends on the Series A Preferred Stock payable in cash will be paid semi-annually on the 16th day of each July and January following the issuance of the Series A Preferred Stock. Dividends on the Series A Preferred Stock payable in additional shares of Series A Preferred Stock will be issued in the form of Common Stock upon conversion of the Series A Preferred Stock by the holder thereof.

         Holders of the Series A Preferred Stock will have no voting rights prior to conversion, except that, so long as any shares of Series A Preferred Stock remaining outstanding, the Company may not, without the affirmative vote of the holders of a majority of the Series A Preferred Stock then outstanding,
(i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or (ii) authorize, create, issue or increase any class of stock ranking as to dividends or distribution of assets upon liquidation senior to or pari passu with the Series A Preferred Stock.

         Upon any liquidation, dissolution, or winding-up of the Company, the holders of the Series A Preferred Stock will be entitled to receive out of the assets of the Company, for each share of Series A Preferred Stock outstanding, an amount equal to the Stated Value per share, plus an amount equal to accrued but unpaid dividends per share, before any distribution or payment is made to the holders of any securities junior to the Series A Preferred Stock. If the assets of the Company are insufficient to pay such amounts in full, then any assets remaining to be distributed after payment of any indebtedness and distribution to holders of securities with rights senior to those of the Series A Preferred Stock will be distributed among the holders of the Series A Preferred Stock and the holders of any class of the Company's equity securities ranking on a parity with the Series A Preferred Stock as to liquidation, dissolution and winding-up, ratably


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in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

         Each share of Series A Preferred Stock shall be convertible into shares of the Company's Common Stock at the Series A Conversion Ratio (as defined below) at the option of the holder of the Series A Preferred Stock, in whole or in part, at anytime following the 120-day period after the issuance of the Series A Preferred Stock. On the third anniversary of the issuance of the Series A Preferred Stock, each share of Series A Preferred Stock remaining outstanding will be mandatorily converted into shares of Common Stock at the Series A Conversion Ratio. The Series A Conversion Ratio equals a fraction, the numerator of which is the Series A Stated Value plus accrued but unpaid dividends, and the denominator of which is the Series A Conversion Price (as defined below) at such time.

         The Series A Conversion Price for each share of Series A Preferred Stock in effect on any conversion date during the 60-day period following the 120-day period after the issuance of the Series A Preferred Stock will equal the Series A Fixed Price (as defined below). Thereafter, the Series A Conversion Price for each share of Series A Preferred Stock in effect on any conversion date will equal the lesser of the Series A Fixed Price or the Series A Floating Price (as defined below). The "Series A Fixed Price" will be equal to the greater of 115% of the closing bid price per share of the Common Stock on the date of issuance of the Series A Preferred Stock or $6.75, and the Series A Floating Price will be equal to 97% of the average closing bid price per share of the Company's Common Stock during the 10 trading days immediately preceding the date of conversion; provided, however, that (i) for each 30-day period following the date of issuance of the Series A Preferred Stock, the Series A Floating Price will be reduced by an additional 1 1/2% of the closing bid price per share of the Company's Common Stock during the 10 trading days prior to the date of conversion, (ii) in no event will the Series A Floating Price be reduced below 80% of the closing bid price per share of the Company's Common Stock, and
(iii) in the event any holder of Series A Preferred Stock has directly or indirectly taken a "short position" or engaged in any substantially similar transaction with respect to the Common Stock at anytime during the period commencing on the date of issuance of the Series A Preferred Stock through the date of conversion of such stock, the Series A Conversion Price for the Series A Preferred Stock held by such holder will be the greater of the Series A Fixed Price and the Series A Floating Price.

         If the registration statement to be filed by Company is not declared effective by the Securities and Exchange Commission for any reason within 120 days after the date of issuance of the Series A Preferred Stock, then for each month after the expiration of such 120-day period that such registration statement has not been declared effective, the Series A Floating Price, as computed above, will be decreased by an additional 1%, provided, however, that in no event will the aggregate discount to the Series A Floating Price under (i) of the prior sentence and this sentence exceed 20%.

         The Series A Preferred Stock will be redeemable, in whole or in part, at anytime upon the payment to the holders of the Series A Preferred Stock of
(i) a cash payment equal to the closing bid price per share of the Company's Common Stock on the date of redemption, multiplied by the number of shares of Common Stock that would be issued if the Series A Preferred Stock was converted on such date at the Series A Conversion Price, (ii) a cash payment equal to all accrued dividends payable with respect to such Series A Preferred Stock, and
(iii) a number of warrants to purchase Common Stock with an exercise price equal to the Series A Fixed Price determined by dividing the aggregate Stated Value of the Series A Preferred Stock being redeemed by the Series A Fixed Price, with a term expiring three years from the date of redemption.

         In case of any reclassification of the Company's Common Stock, any consolidation or merger of the Company with or into another entity, the sale or transfer of all or substantially all of the assets of the Company and certain other events, the holders of the Series A Preferred Stock then outstanding will have the right thereafter to convert such shares only into the shares of stock and other securities and property receivable upon or deemed to be held by the holders of the Company's Common Stock following such reclassification, consolidation, merger, sale, or transfer, and the holders of the Series A Preferred Stock will be entitled upon such event to receive such amount of securities and property as the holders of the Common Stock of the Company into which such shares of Series A Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale or transfer would have been entitled.


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
         In connection with the issuance of the Series A Preferred Stock, the Company also granted Warrants to the holders of the Series A Preferred Stock to acquire up to 296,296 shares of the Company's Common Stock at an exercise price of $8.10 per share. The Warrants may be exercised at any time on or before January 23, 2001, three years after the date of issuance of the Series A Preferred Stock. The terms of the Warrants also provide for the registration of the shares of Common Stock underlying the Warrants on substantially the same terms and conditions as provided in Section 5.11 of the Stock Purchase Agreement.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

         Included with this report are the following unaudited historical and pro forma financial statements.

         a.   Balance sheet as of December 1, 1997.

         b.   Statement of Operations for the two months ended
              December 31, 1997.

EXHIBITS

Exhibit Number            Description
--------------            -----------

3.1                       Form of Certificate of Designation

4.1                       Form of Series A Convertible Preferred Stock Purchase Agreement

4.2                       Form of Warrant

99                        Press Release


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CRAGAR INDUSTRIES, INC.



Date:    January 23, 1998                     /s/ Michael L. Hartzmark
                                              ------------------------
                                              Michael L. Hartzmark
                                              President, Treasurer & CEO

         The following unaudited financial information includes unaudited historical and pro forma balance sheet data for the Company as of December 1, 1997 and unaudited historical statement of operations data for the two months ended December 1, 1997. The unaudited pro forma balance sheet data gives effect to the sale by the Company of $2.0 million of its Series A Preferred Stock as if such sale had been completed on December 1, 1997.


         The financial statements included in this report are unaudited and therefore are subject to adjustments upon audit, which adjustments could be materially adverse to the Company.


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
                             CRAGAR INDUSTRIES, INC.
                                  BALANCE SHEET
                                DECEMBER 1, 1997



                                     ASSETS
                                                                                                          PROFORMA
                                                                                   DECEMBER 1            DECEMBER 1
                                                                                      1997                  1997
                                                                                ----------------      -----------------
Current Assets:
     Cash and cash equivalents                                                    $       30,199              2,030,199
     Accounts receivable, less allowance for doubtful accounts of                      3,228,742              3,228,742
     $3,613,390 as of 12/1/97
     Inventories, net                                                                  5,245,403              5,245,403
     Prepaid expenses                                                                    245,196                245,196
                                                                                ----------------      -----------------
           Total current assets                                                        8,749,540             10,549,540
                                                                                ----------------      -----------------

Property and equipment, net                                                            1,257,683              1,257,683
Other assets, net                                                                         46,374                 46,374
                                                                                ----------------      -----------------

                                                                                     $10,053,596             12,053,596
                                                                                ================      =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable                                                                $ 2,357,843              2,357,843
     Accrued expenses                                                                  1,384,269              1,384,269
     Accrued interest                                                                     78,542                 78,542
     Current installments of capital lease obligations                                   114,357                114,357
     Current installments of long-term debt                                                4,453                  4,453
                                                                                ----------------      -----------------
           Total current liabilities                                                   3,939,464              3,939,464

Notes payable                                                                          5,722,313              5,722,313
Capital lease obligations, less current installments                                           0                      0
Long-term debt, less current installments                                                      0                      0
Subordinated investor debt, less current portion                                               0                      0
Excess of fair value of assets acquired over cost                                         61,456                 61,456
                                                                                ----------------      -----------------
     Total liabilities                                                                 9,723,233              9,723,233
                                                                                ----------------      -----------------

Stockholders' equity:
     Preferred stock, par value $.01; authorized 200,000 shares, 20,000                        0                  2,000
     shares issued and outstanding pro forma
     Common stock, par value $.01; authorized 5,000,000 shares,                           24,855                 24,855
     2,485,490 shares issued and outstanding at 12/1/97
     Additional paid-in capital                                                       11,845,565             13,841,765
     Accumulated deficit                                                             (11,540,056)           (11,540,055)
                                                                                ----------------      -----------------
           Total stockholders' equity                                                    330,364              2,330,364

Commitments, contingencies and subsequent events
                                                                                ----------------      -----------------

                                                                                     $10,053,596             12,053,596
                                                                              ================      =================


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
                             CRAGAR INDUSTRIES, INC.
                        STATEMENTS OF OPERATIONS FOR THE
                        TWO MONTHS ENDED DECEMBER 1, 1997



                                                                                                    TWO MONTHS
                                                                                                       ENDED
                                                                                                    DECEMBER 1
                                                                                                       1997
                                                                                               ---------------------

Net sales                                                                                             $    2,229,952
Cost of goods sold                                                                                         1,682,770
                                                                                               ---------------------
           Gross profit                                                                                      547,182
                                                                                               ---------------------

Selling, general and administrative expenses                                                                 535,431
Amortization of excess of fair value of assets acquired over cost                                          (122,912)
                                                                                               ---------------------
           Income from operations                                                                            134,663
                                                                                               ---------------------

Non-operating expenses, net                                                                                  110,512
     Interest expense, net
     Other, net                                                                                               43,773
           Total non-operating expenses                                                                      154,285
                                                                                               ---------------------

           Loss before income taxes                                                                         (19,622)

Income taxes (benefit)                                                                                         (300)
                                                                                               ---------------------

           Income (loss) before extraordinary item                                                          (19,322)

           Net loss                                                                                   $     (19,322)
                                                                                               ---------------------


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